Exhibit 10.56

CONTRATO DE TRABALHO	EMPLOYMENT AGREEMENT

Quaker Chemical Indústria e Comércio Ltda., sociedade brasileira, estabelecida na Cidade do Rio de Janeiro, Estado do Rio de Janeiro, na Av. Brasil, nº 44.178, inscrita no Cadastro Nacional das Pessoas Jurídicas (CNPJ/MF) sob o nº 00.999.042/0001-88, neste ato representada pelo Sr. José Luiz Bregolato abaixo assinado, (doravante designada “EMPREGADORA” ou a “Empresa”), e, do outro lado, Carlos Claro, portador da Carteira de Trabalho e Previdência Social nº [            ], série [            ], (doravante designado “EMPREGADO”), têm entre si justo e contratado o seguinte:

Quaker Chemical Indústria e Comércio Ltda., a Brazilian company with head offices in the City of Rio de Janeiro, State of Rio de Janeiro, at Av. Brasil, nº 44.178, enrolled with the National Taxpayers’ Registry under number 00.999.042/0001-88, represented herein by its undersigned Mr. José Luiz Bregolato (hereinafter referred to as “EMPLOYER” or the “Company”), and, on the other hand, Carlos Claro, bearer of the labor booklet nº [            ] series [            ] (hereinafter referred to as “EMPLOYEE”), have agreed and contracted the following:

1. A EMPREGADORA, pelo presente, contrata os serviços do EMPREGADO para atuar na posição de Vice Presidente e Diretor Geral da América do Sul da EMPREGADORA.	1. EMPLOYER hereby contracts the services of EMPLOYEE to act in the position of Vice President and Managing Director of South America, of EMPLOYER.

1.1    O EMPREGADO declara e garante ao EMPREGADOR que: (a) não há restrições, acordos ou entendimentos em que ele seja parte que o impeça ou torne ilegal a sua contratação pelo EMPREGADOR e (b) o contrato de trabalho do EMPREGADO com o EMPREGADOR não constitui uma violação de qualquer contrato, acordo ou entendimento, oral ou por escrito, que ele seja parte ou pelo qual ele esteja vinculado. Imediatamente antes de sua data de início, ele será obrigado a ratificar que essas representações e garantias permanecem válidas a partir da sua admissão.

1.1    The EMPLOYEE represent and warrant to EMPLOYER that: (a) there are no restrictions, agreements, or understandings to which he is a party that would prevent or make unlawful his employment with EMPLOYER and (b) EMPLOYEE`s employment by EMPLOYER shall not constitute a breach of any contract, agreement, or understanding, oral or written, to which he is a party or by which he is bound. Immediately prior to his Start Date he will be required to recertify that these representations and warranties remain valid as of his admission date.

1.2 No desempenho de suas funções, o EMPREGADO se reportará ao Presidente e CEO da Quaker Chemical Corporation ou a quem este(a) indicar.	1.2. While performing his functions, EMPLOYEE shall report to President and CEO of Quaker Chemical Corporation or to whom the latter appoints

1.3 O local de trabalho do EMPREGADO será na Cidade do Rio de Janeiro, Estado do Rio de Janeiro.	1.3 The place of work of the EMPLOYEE will be the City of Rio de Janeiro, State of Rio de Janeiro.

2.      Durante o prazo deste Contrato, o EMPREGADO dedicará todo seu tempo de trabalho e atenção durante seu período de trabalho exclusivamente aos negócios e interesses da EMPREGADORA, desempenhará os seus deveres à satisfação total da EMPREGADORA e fará o máximo para desenvolver os negócios e interesses da EMPREGADORA.

2.      During the term of this Agreement, EMPLOYEE shall devote his entire time and attention during his working time exclusively to the business and interests of EMPLOYER, shall perform his duties to the entire satisfaction of EMPLOYER and shall do his utmost to develop the business and interest of EMPLOYER.

3. Pelos serviços prestados sob este Contrato, a EMPREGADORA pagará ao EMPREGADO a remuneração prevista no Adendo 1, que está anexado a este Contrato de Trabalho e que o integra.	3. For the services rendered hereunder, EMPLOYER shall pay to EMPLOYEE the compensation sets forth in Addendum 1, which is attached hereto and made a part hereof.

3.1    Toda a remuneração do EMPREGADO será revista anualmente e qualquer modificação ou ajuste tanto do salário base quanto da remuneração de incentivo estará sujeita à aprovação que será realizada de forma discricionária pelo Comitê de Remuneração do Conselho de Administração da Quaker Chemical Corporation.

Os ajustes ou modificações à remuneração do EMPREGADO serão considerados antecipações dos reajustes estabelecidos em instrumento coletivo celebrado entre o Sindicato dos Empregados e o Sindicato dos Empregadores (ou a EMPREGADORA).

3.1    All compensation of the EMPLOYEE will be reviewed on an annual basis and any changes or adjustments to both base salary and, or incentive compensation will be subject to the approval and done at the sole discretion of the Compensation Committee of the Board of Directors of, Quaker Chemical Corporation.

The changes or adjustments to the compensation of the EMPLOYEE will be considered as an advance of the salary adjustment determined by the Labor Union and Association (or EMPLOYER) in respective the collective bargaining agreement/convention.

3.2 O EMPREGADO terá direito aos benefícios previstos no Adendo 1, que está anexado a este Contrato de Trabalho e que o integra.	3.2 EMPLOYEE will be entitled to the benefits that are set forth in Addendum 1, which is attached hereto and made a part hereof.

4. Uma vez que o empregado ocupa cargo de confiança, ele não estará sujeito a controle de horário, nos termos do art. 62, II, da Consolidação das Leis do Trabalho	4. Since the employee holds a position of trust, he will not be subject to the working hour control, under the terms of Article 62, II, of the Labor Code.

5. O EMPREGADO concorda em prestar serviços a outras sociedades do mesmo grupo da EMPREGADORA, sem qualquer remuneração adicional.	5. EMPLOYEE agrees to render services to other companies of the same group of EMPLOYER, with no right to any additional remuneration.

6. O EMPREGADO concorda em realizar viagens dentro e fora do território nacional sempre que solicitado pela EMPREGADORA.	6. EMPLOYEE agrees to travel inside or outside the national territory whenever so requested by EMPLOYER.

7. A EMPREGADORA fica, pelo presente, autorizada a deduzir da remuneração do EMPREGADO as quantias necessárias para cobrir os danos causados pelo EMPREGADO que sejam resultantes de dolo.	7. EMPLOYER is hereby authorized to deduct from EMPLOYEE’s compensation the amount necessary to cover the damages caused by EMPLOYEE due to willful misconduct (“dolo”).

8.      O EMPREGADO, por meio desta, reconhece e concorda que todos os equipamentos, computadores e softwares que venha a usar no exercício de suas atividades são exclusivamente de propriedade da EMPREGADORA, incluindo sua conta de correio eletrônico, e que não terá qualquer privacidade ou confidencialidade no acesso à intranet ou à internet da EMPREGADORA, e que poderá ser constantemente inspecionado em tudo o que produzir ou receber por correio eletrônico ou por internet, ou no uso dos softwares da EMPREGADORA.

9.      Durante e/ou depois do prazo deste Contrato, o EMPREGADO não usará, revelará, autorizará ou auxiliará quem

8.      EMPLOYEE hereby acknowledges and agrees that all the equipment, computers and software that he may use in connection with his activities are exclusively owned by the EMPLOYER, including his e-mail, and that he will have no privacy or confidentiality when he accesses the EMPLOYER’s intranet or the Internet, and that he may be constantly subject to inspections regarding everything that he produces or receives through e-mail or the Internet, or by using EMPLOYER’s software.

9.      During and/or after the term of this Agreement EMPLOYEE shall not use, disclose, authorize or assist anyone else to quer que seja a revelar, usar ou tornar conhecido, para benefício próprio ou de terceiros, quaisquer dados, conhecimentos ou Informações Confidenciais da EMPREGADORA, bem como deverá observar as condições mencionadas abaixo:

disclose, use or make known for his or other’s benefit, any Confidential Information of EMPLOYER and shall comply with the conditions provided below:

9.1    No presente Contrato, o termo “Informações Confidenciais” será entendido como todos os segredos comerciais ou termos confidenciais ou informações de propriedade da EMPREGADORA, bem como de clientes atuais ou em prospecção da EMPREGADORA e, também, de afiliadas, controladas e controladoras da EMPREGADORA. “Informações Confidenciais” incluem, mas não se limitam a, resultados de pesquisas de clientes e outros relatórios de clientes e da EMPREGADORA (incluindo afiliadas, controladas e controladoras da EMPREGADORA), planos ou projetos de pesquisa ou desenvolvimento, informações do cliente, relatórios de pesquisas da EMPREGADORA ou de clientes da EMPREGADORA, e outros relatórios de clientes e da EMPREGADORA, incluindo afiliadas, controladas e controladoras da EMPREGADORA; materiais relativos à computação, como programas, instruções, códigos, versões impressas de arquivos; fórmulas; invenções, itens desenvolvidos e descobertas; informações decorrentes de testes em produtos; aperfeiçoamentos de gestão empresarial, processos, propaganda e venda; planos de negócios (adquiridos ou não); orçamentos; dados financeiros não publicados; licenças; cotações de preços, estratégias de preços e dados de custos; informações relativas aos conhecimentos e remuneração dos empregados da

9.1    As used in this Agreement, the term “Confidential Information” shall mean all trade secrets or confidential or proprietary information of EMPLOYER as well as those of EMPLOYER’s clients and prospective clients and EMPLOYER’S affiliates. By way of illustration and not limitation, “Confidential Information” shall include the results of client opinion surveys, research and development plans or projects, client data, client survey and other client and EMPLOYER (or EMPLOYER’S affiliates) reports; computer materials such as programs, instructions, source and object code, and printouts; formulas; inventions, developments, and discoveries; product testing information; business improvements, processes, marketing and selling ideas; business plans (whether pursued or not); budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of employees of EMPLOYER (or EMPLOYER’S affiliates); the identities of the EMPLOYER’s (or EMPLOYER’S affiliates’) clients and potential clients, customers and potential customers (hereinafter referred to collectively as “Customers”); the particular preferences, likes, dislikes and needs of those Customers; Customer information regarding contact persons, pricing, sales calls,

EMPREGADORA, afiliadas, controladas e controladoras da EMPREGADORA; a identidade dos clientes e potenciais clientes da EMPREGADORA,afiliadas, controladas e controladoras da EMPREGADORA, consumidores e consumidores potenciais (doravante designados coletivamente “Consumidores”); as preferências específicas destes Consumidores, predileções, aversões e necessidades; informações dos Consumidores relativas a contatos, cotações de preços, relações de vendas, hábitos diários, chamadas de vendas, e planos de serviços; métodos, práticas, estratégias, previsões, know how e outras estratégias de propaganda; dados das principais contas e principais contas potenciais; as identidades dos fornecedores e Consultores da EMPREGADORA, incluindo afiliadas, controladas e controladoras da EMPREGADORA, qualquer informação sobre estes fornecedores e Consultores, tais como contatos, políticas de preços e outros; e, se aplicável, informações referentes a clientes da EMPREGADORA ou de seus consumidores.

timing, sales terms, and service plans; methods, practices, strategies, forecasts, know-how, and other marketing techniques; the identities of key accounts and potential key accounts; the identities of the EMPLOYER’s (or EMPLOYER’S affiliates’) suppliers and consultants, all information about those supplier and consultant relationships such as contact person(s), pricing and other terms; and, if appropriate, information concerning patient data of the EMPLOYER or its Customers

9.2    O EMPREGADO concorda que, exceto na hipótese de ordem judicial, exigência legal ou nos casos referidos no presente Contrato, o EMPREGADO não irá, durante o Contrato ou subsequentemente ao término deste, (i) usar Informações Confidenciais da EMPREGADORA ou Informações Confidenciais de clientes da EMPREGADORA para qualquer propósito, ou (ii) revelar Informações Confidenciais da EMPREGADORA ou Informações Confidenciais dos clientes da EMPREGADORA a qualquer

9.2    EMPLOYEE agrees that, except as required by judicial order or governmental laws or regulations and except as provided elsewhere in this Agreement, EMPLOYEE will not, during or subsequent to the term of this Agreement, (i) use EMPLOYER’s Confidential Information or the Confidential Information of EMPLOYER’s Clients for any purpose whatsoever, or (ii) disclose EMPLOYER’s Confidential Information or the Confidential Information of EMPLOYER’s Clients to any third party. It is understood that terceiro. Fica estabelecido que as Informações Confidenciais da EMPREGADORA devem permanecer propriedade única e exclusiva da EMPREGADORA e que as Informações Confidenciais de qualquer cliente da EMPREGADORA devem permanecer de única propriedade deste cliente. O EMPREGADO também concorda em tomar todas as precauções razoáveis para prevenir qualquer uso não autorizado ou divulgação das Informações Confidenciais.

EMPLOYER’s Confidential Information shall remain the sole property of EMPLOYER and that the Confidential Information of any of EMPLOYER’s Clients shall remain the sole property of that client. EMPLOYEE further agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of the Confidential Information.

9.3    Caso o EMPREGADO, ou qualquer um a quem o EMPREGADO transmita Informações Confidenciais, tornar-se obrigado legalmente a revelar quaisquer das Informações Confidenciais, o EMPREGADO fornecerá à EMPREGADORA prontamente uma notificação por escrito informando esta obrigação de forma que a EMPREGADORA, ou o cliente da EMPREGADORA, se for o caso, poderá tomar uma medida de salvaguarda ou outra medida apropriada ou renunciar aos termos deste dispositivo do presente Contrato. Se esta medida de salvaguarda ou outra medida não for bem sucedida, ou se a EMPREGADORA ou cliente da EMPREGADORA, conforme o caso, renunciar aos termos deste dispositivo do presente contrato, o EMPREGADO fornecerá apenas as Informações Confidenciais que estiver legalmente obrigado a revelar e realizará seus melhores esforços para se assegurar de que será concedido tratamento confidencial às Informações Confidenciais reveladas.

9.3    If EMPLOYEE, or anyone to whom EMPLOYEE transmits the Confidential Information, becomes legally obligated to disclose any of the Confidential Information, EMPLOYEE will provide the EMPLOYER with prompt written notice of such obligation so that EMPLOYER, or EMPLOYER’s client as the case may be, may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained, or if EMPLOYER or EMPLOYER’s client as the case may be waives compliance with the provisions of this Agreement, EMPLOYEE will furnish only that portion of the Confidential Information which EMPLOYEE is legally required to disclose and will exercise his best efforts to obtain reliable assurance that confidential treatment will be accorded to the Confidential Information disclosed.

9.4 Em caso de rescisão deste Contrato ou	9.4 Upon the termination of this

mediante solicitação antecipada da EMPREGADORA, o EMPREGADO deverá restituir à EMPREGADORA todas e quaisquer propriedades da EMPREGADORA, incluindo propriedades contendo Informações Confidenciais.	Agreement or upon EMPLOYER’s earlier request, EMPLOYEE will return to EMPLOYER any and all EMPLOYER property, including property containing Confidential Information.

10. O EMPREGADO por meio deste também aceita e concorda que:	10. EMPLOYEE hereby also acknowledges and agrees that:

10.1      Todos os arquivos, documentos, papéis (incluindo cópias e resumos), textos, descobertas, desenhos, técnicas, esquemas, rascunhos, modelos, know-how, programas de computador, códigos, fonte e documentação relacionada a software, modelo, fórmulas, aperfeiçoamentos, desenvolvimentos, idéias, modelos de utilidade, aplicativos, processos, produtos, inovações e/ou invenções e outras obras protegidas por direitos autorais, bem como qualquer expressão tangível original do acima descrito, patenteável ou não, ou passível de proteção de outra forma pelas leis de proteção da propriedade intelectual (coletivamente “as Invenções”) feitas ou adquiridas pelo EMPREGADO, resultantes, parcial ou inteiramente, do uso do tempo, meios, informações, materiais ou equipamentos da EMPREGADORA ou relacionados com a atividade da EMPREGADORA, serão e permanecerão, conjuntamente com todos os Direitos de Propriedade Intelectual existentes sobre tais obras, de propriedade absoluta da EMPREGADORA e das empresas afiliadas.

10.1      All records, documents, papers (including copies and summaries thereof), texts, discoveries, designs, techniques, schemes, drawings, models, know-how, computer program, software source code and related documentation, mask works, formulae, improvements, developments, ideas, utility models, appliances, processes, products, innovations and/or inventions and other copyright protected works, as well as any original tangible expression of the foregoing, whether patentable or not, or otherwise protected under intellectual property laws (collectively “the Inventions”) made or acquired by EMPLOYEE, resulting, partially or entirely from the use of EMPLOYER’s time, means, data, materials or equipment in the course of, or related to EMPLOYEE’s activities, shall, together with all the Intellectual Property Rights in all such works, be and at all times remain the absolute property of the EMPLOYER and affiliated companies.

10.2 O EMPREGADO neste ato cede e transfere à EMPREGADORA, de forma gratuita, todos os direitos, titularidade e interesse sobre todos e	10.2 EMPLOYEE hereby assigns and transfers to EMPLOYER, free of charge, the entire right, title and interest to any and all rights on the quaisquer direitos sobre as Invenções. Esta cessão é perpétua e válida para todos os países do mundo, para todas as formas de uso e tipos de mídia, sendo que a EMPREGADORA terá o direito exclusivo de determinar, a seu único critério e de acordo com suas próprias práticas de negócio, as condições comerciais para o uso e a exploração de qualquer de tais direitos e Invenções, incluindo a cessão total de seus direitos para terceiros. O EMPREGADO concorda que o EMPREGADO não terá direito a qualquer remuneração adicional pela cessão de direitos ou pelo uso ou exploração pela EMPREGADORA dos direitos cedidos à EMPREGADORA de acordo com os termos do presente instrumento. O EMPREGADO concorda em celebrar todos os formulários e registros de direitos autorais, patentes, marcas e quaisquer outros instrumentos considerados necessários ou desejáveis para que a EMPREGADORA obtenha, reitere, comprove e execute seus direitos, bem como em renovar a cessão prevista neste instrumento, caso necessário em vista de qualquer legislação que limite a cessão de obras futuras. Caso a renovação da cessão de obras futuras criadas após o prazo previsto na legislação aplicável seja considerada nula, o EMPREGADO neste ato concede à EMPREGADORA uma licença perpétua e gratuita sobre tais obras, sob as mesmas condições da cessão descrita acima. O EMPREGADO não cobrará ou reclamará qualquer remuneração adicional para a assinatura de tais documentos. Caso o EMPREGADO tenha direito a quaisquer direitos que não possam ser cedidos à EMPREGADORA, o

Inventions. This assignment is valid for all countries in the world, perpetually and for all forms of use and types of media, and EMPLOYER will have the exclusive right to determine, at its sole discretion and in accordance with its own business practices, the commercial conditions for the use and exploitation of any such right and Invention, including the total assignment of its rights to any third parties. EMPLOYEE agrees that EMPLOYEE will not be entitled to any additional compensation for the assignment of rights or for the use or exploitation by EMPLOYER of the rights assigned to EMPLOYER pursuant to the terms set forth herein. EMPLOYEE agrees to execute all applications or registrations for copyrights, patents and trademarks, and any other instruments deemed necessary or helpful for EMPLOYER to secure, reiterate, evidence and enforce its rights, as well as to renew the assignment set forth herein, if necessary in view of any legislation restricting the assignment of future works. If the renewal of the assignment of future works created after the term set forth in the relevant law is considered null, EMPLOYEE hereby grants to EMPLOYER a perpetual license free of charge to such works, under the same conditions of the assignment described above. EMPLOYEE shall make no charge or claim for additional compensation or any other consideration for signing such documents. If EMPLOYEE is entitled to any rights that cannot be assigned to EMPLOYER, EMPLOYEE agrees not to exercise them in a manner that negatively affect or limit EMPLOYER’s right, title and interest in the rights assigned

EMPREGADO concorda em não exercê-los de uma forma que afete negativamente ou limite os direitos, titularidade e interesses da EMPREGADORA sobre os direitos cedidos sob o presente instrumento.	hereunder.

10.3 Quaisquer Invenções feitas, desenvolvidas ou descobertas pelo EMPREGADO, isoladamente ou em conjunto com outros, no curso da execução de suas obrigações de trabalho, serão imediatamente reveladas à EMPREGADORA e pertencerão e serão propriedade absoluta da EMPREGADORA, de acordo com os termos previstos nas Cláusulas 10.1 e 10.2 acima. Caso o EMPREGADO realize alguma invenção que não pertença à EMPREGADORA nos termos das leis atuais e que não possam ser cedidos à EMPREGADORA, o EMPREGADO neste ato cede e transfere à EMPREGADORA seus direitos relativos a tais invenções de acordo com os termos previstos nas Cláusulas 10.1 e 10.2 acima, e concorda em entregar à EMPREGADORA todos os documentos e outros materiais referentes a tais invenções.

10.3 Any Inventions made, developed or discovered by EMPLOYEE, either alone or together with others, in the course of the performance of his duties of employment, will forthwith be disclosed to EMPLOYER and will belong to and be the absolute property of EMPLOYER, in accordance with the terms set forth in Section 10.1 and 10.2 above. If EMPLOYEE makes any inventions that do not belong to EMPLOYER under existing statutes and that cannot be assigned to EMPLOYER, EMPLOYEE hereby assigns and transfers to EMPLOYER his rights in relation to such inventions in accordance with the terms set forth in Section 10.1 and 10.2 above, and agrees to deliver to the EMPLOYER all documents and other materials relating to them.

11.    O EMPREGADO reconhece que qualquer medida jurídica para proteger o descumprimento, efetivo ou em potencial, do disposto nas cláusulas 9 e 10 (confidencialidade e propriedade intelectual), será inadequada para proteger de forma completa e apropriada a EMPREGADORA, e, neste sentido, o EMPREGADO concorda que a EMPREGADORA fará jus a medidas liminares, além de outros meios jurídicos disponíveis, observando-se, no entanto, que nada contido no presente Contrato deve ser interpretado de forma a impedir

11.    EMPLOYEE acknowledges that any remedy at law for the breach or threatened breach of provisions contained in clauses 9 and 10 (confidentiality and intellectual property) would be inadequate to fully and properly protect EMPLOYER and, therefore, EMPLOYEE agrees that EMPLOYER shall be entitled to injunctive relief in addition to other available remedies; provided, however, that nothing contained herein shall be construed as prohibiting EMPLOYER from pursuing any other remedies available in law or in equity for such breach or threatened

a EMPREGADORA de buscar quaisquer outros meios jurídicos disponíveis nos termos da lei e da equidade para reparar os prejuízos decorrentes desta ofensa, litigiosa ou não.	breach.

12.    O EMPREGADO autoriza desde já a EMPREGADORA a compartilhar com as demais empresas pertencentes ao mesmo grupo econômico informações pessoais do EMPREGADO que, de alguma forma, estão relacionadas ao seu contrato de trabalho e histórico profissional, como, apenas a título de exemplo, salário, formação acadêmica, histórico profissional, outras informações curriculares, estado civil, etc. Tais informações pessoais do EMPREGADO também poderão ser compartilhadas com terceiros que tenham a necessidade de ter acesso a elas, tais como empresas de folha de pagamento, administradora do plano de saúde etc.

12.    EMPLOYEE authorizes EMPLOYER to share with the other companies that belong to the same economic group, personal information of EMPLOYEE that, in some way, is related to his employment agreement and professional history, such as, for instance, salary, education, prior jobs, other curricular information, marital status, etc. The disclosure of such information may also be made to third parties that need to have access to such information, such as the payroll provider and the health care management company.

13.    O EMPREGADO concorda em cumprir com todas as leis, regulamentos e normas governamentais do Brasil e dos Estados Unidos da América, durante a vigência deste contrato de trabalho, relacionadas com sua relação de emprego com a EMPREGADORA.

13. EMPLOYEE agrees to comply with all applicable laws, regulations, and governmental orders of Brazil and the United States, now or hereafter in effect, relating to his employment by EMPLOYER.

13.1 Sem limitar o âmbito de incidência da cláusula acima, o EMPREGADO afirma e garante que não fez ou fará, em qualquer tempo da vigência do contrato de trabalho com EMPREGADORA, pagamentos, doações, ofertas ou promessas de pagamento ou doação, de dinheiro ou qualquer outro bem de valor, direta ou indiretamente, para, ou em benefício de: (i) qualquer agente público, partido político ou candidatos a cargos públicos; ou (ii) qualquer outra pessoa, empresa, corporação ou outra entidade com conhecimento de que

13.1 Without limiting the generality of the foregoing, EMPLOYEE represent and warrant that he has not, and shall not at any time during his employment with EMPLOYER, pay, give, or offer or promise to pay or give, any money or any other thing of value, directly or indirectly, to, or for the benefit of: (i) any government official, political party or candidate for political office; or (ii) any other person, firm, corporation or other entity, with knowledge that some or all of that money or other thing of value will be paid, given, offered or promised to a parte ou o todo do dinheiro ou outro bem de valor será pago, doado, oferecido ou prometido a um agente público, partido político ou candidato a cargo público, com o fim de obter ou manter um negócio, ou obter qualquer outra vantagem indevida, relacionada com o negócio da EMPREGADORA.

government official, political party or candidate for political office, for the purpose of obtaining or retaining any business, or to obtain any other unfair advantage, in connection with EMPLOYER’s business.

14.    EMPREGADO expressamente reconhece que durante a sua relação de emprego com a EMPREGADORA receberá Informações Confidencias relativas aos negócios da EMPREGADORA que poderiam causar dano a EMPREGADORA se usados pelo EMPREGADO em favor de um competidor. Portanto, durante toda a relação empregatícia e por um período de 1 (um) ano imediatamente seguinte ao término de seu contrato de trabalho (“Período de não competição”), o EMPREGADO expressamente concorda em não, direta ou indiretamente trabalhar como empregador, preposto, consultor, empregado, sócio, diretor ou em qualquer outra posição, para as empresas que concorram diretamente com as atividades da EMPREGADORA no Brasil ou no exterior, assim como para suas controladoras e/ou subsidiárias.

Em caso de rescisão sem justa causa deste contrato de trabalho, o EMPREGADO e a EMPREGADORA concordam que a “Indenização” e a “Continuação do Plano de Saúde” previstas no “Outros Itens” do Adendo 1 funcionarão como contraprestação pelo período de não competição.

Em caso de pedido de demissão, o EMPREGADO e a EMPREGADORA irão definir conjuntamente a contraprestação justa pelo período de não competição.

Entretanto, em ambas as hipóteses, a

14     EMPLOYEE expressly acknowledges that during his employment relationship with EMPLOYER, he will develop and receive extensive Confidential Information related to EMPLOYER’s business that would damage the EMPLOYER if he/she were to use that information on behalf of a competitor. Therefore, EMPLOYEE expressly agrees that during the entire labor relationship with EMPLOYER and for a period of 1 year immediately following the termination (“Non compete period”), EMPLOYEE will not directly or indirectly work as employer, salesman, agent, consultant, employee, partner, director or in any other capacity for any company or division that directly competes with the business of EMPLOYER in Brazil or abroad, and to its parent company and subsidiaries.

In case of termination without cause of this employment agreement, EMPLOYER and EMPLOYEE agree that the “Severance” and the “Continuation of Health Plan” noted in the Addendum 1 under “Other Issues” will serve as total compensation for the non-compete restriction mentioned above.

In case of resignation, EMPLOYER and EMPLOYEE will define together a fair compensation for the non-compete period.

However, in both cases, the EMPLOYER

EMPREGADORA reserva-se o direito, a seu critério exclusivo, de reduzir ou renunciar ao período de 1 ano mencionado na Cláusula 14 acima. Caso decida renunciar ao referido prazo ou reduzi-lo, a EMPREGADORA informará ao EMPREGADO de sua decisão dentro de 30 dias após o término do emprego, por qualquer motivo. Em caso de renúncia ao período de 1 ano mencionado acima, nenhuma remuneração será devida ao empregado.

reserves the right, at its sole discretion, to reduce or waive the enforcement of the 1 year period referred to Clause 14 above. In case EMPLOYER decides to waive or reduce such provision, it will inform the EMPLOYEE of its decision within 30 days after termination of employment, for any reason whatsoever. In case of waiver of enforcement of the 1 year period referred above, no compensation is due to the employee.

15.    O EMPREGADO expressamente concorda que durante toda a relação de emprego com a EMPREGADORA e por um período de 1 ano imediatamente seguinte ao término do contrato de trabalho, direta ou indiretamente, concorda em não (i) aliciar empregados, diretores, agentes, consultores ou prestadores de serviços para deixar o seu emprego com a EMPREGADORA ou violar uma obrigacão contratual com a EMPREGADORA; (ii) promover ou aliciar para a venda de produtos quaisquer clientes, ou outros indivíduos ou entidades com influência na definição de compra de produtos da EMPREGADORA ou de seus distribuidores que o EMPREGADO tenha promovido anteriormente em benefício da EMPREGADORA e (iii) aliciar ou induzir qualquer fornecedor de produtos e/ou serviços da EMPREGADORA (ou fornecedor de produtos e/ou serviços de um cliente que está sendo aliciado pela condição do gerenciamento químico da EMPREGADORA) para rescindir ou alterar a relação contratual estabelecida com a EMPREGADORA.

O EMPREGADO e a EMPREGADORA também concordam que a “Indenização” e a “Continuação do Plano de Saúde” previstas no “Outros Itens” do Adendo 1 também funcionará como a

15.    EMPLOYEE expressly agrees that during the entire labor relationship with EMPLOYER and for a period of 1 year immediately following the termination, EMPLOYEE will not directly or indirectly (a) solicit any employee, officer, agent, consultant or services provider to leave his or her employment or to breach a contractual arrangement with EMPLOYER; (ii) market to or otherwise solicit the sale of products to any customer, company or other individual or entity having influence over the purchasing decisions of EMPLOYER’s products or a EMPLOYER distributor whom EMPLOYEE previously solicited on behalf of the EMPLOYER; and (iii) solicit or induce any of EMPLOYER suppliers of products and/or service (or a supplier of products and/or services of a customer who is being provided or solicited for the provision of chemical management by EMPLOYER) to terminate or alter its contractual relationship with EMPLOYER (and/or any such customer).

EMPLOYER and EMPLOYEE also agree that the “Severance” and the “Continuation of Health Plan” as noted in the Addendum 1 under “Other Issues” will also serve as a compensation for the obligation provided on

contraprestação pela obrigação de não fazer prevista na Cláusula 15.	Clause 15.

16.    As partes concordam que, caso qualquer cláusula ou disposição deste Contrato seja declarada ilegal ou sem efeito, tal fato de nenhum modo afetará as demais cláusulas, as quais continuarão em pleno vigor.

16.    The parties agree that, in the event any clause or provision of this Agreement shall be deemed illegal or ineffective, such event shall not in any way affect the remaining clauses, which shall continue in full force.

17. O presente Contrato será regido pela legislação brasileira, e quaisquer litígios dele decorrentes serão dirimidos perante o foro do Rio de Janeiro, Brasil.	17. Brazilian laws will govern this Agreement, and any disputes arising therefrom shall be settled in the Court of Rio de Janeiro, Brazil.

E, estando assim ajustadas e contratadas, as partes assinam este Contrato em duas vias.	And being thus agreed and contracted, the parties sign this Agreement in two counterparts.

Rio de Janeiro, 5 de January 2011.	Rio de Janeiro, 5 of January 2011.

/s/ Jose Luiz Bregolato	/s/ Jose Luiz Bregolato
Jose Luiz Bregolato	Jose Luiz Bregolato
Quaker Chemical Indústria e Comércio Ltda.	Quaker Chemical Indústria e Comércio Ltda.

/s/ Carlos Claro	/s/ Carlos Claro
Carlos Claro	Carlos Claro

ADDENDUM 1

Start Date:	Your Start Date will be February 1, 2011.

Base Salary:

Your salary will be payable on a monthly basis at the gross rate of R$ 45,000 (forty five thousand reais).

As stated on Clause 3.1, your compensation will be reviewed on an annual basis and any changes or adjustments to both base salary and, or incentive compensation will be subject to the approval and done at the sole discretion of the Compensation Committee of the Board of Directors of Quaker Chemical Corporation.

Incentives:

For your position, you are eligible to participate in the Global Annual Incentive Plan (GAIP). Your annual cash bonus is up to a maximum of 50% of your base salary, target is 27.5% of base salary. You are eligible for your first annual cash bonus payment March 2012, based on plan performance year 2011 results.

LTIP: Pending approval of the Quaker Chemical Compensation and Management Development Committee of the Board of Directors, you will also be eligible to participate in the Long Term Incentive Plan in Level I for the 2011-2013 plan period (value for 2010-2012 period was approximately 175,000 BRL).

All incentive compensation is subject to change and approval by the Compensation Committee of the Board of Directors of Quaker Chemical Corporation.

Other Items:

Quaker, in its sole discretion, may terminate your employment at any time for any reason, including for cause. If your employment agreement is terminated by action of Quaker for any reason other than Cause, death, disability or retirement, Quaker agrees that:

(i) You will be entitled to a “Severance” equivalent to twelve times your monthly base salary, to be paid in 12 equal installments, 1 each month, starting on the first payperiod (after the termination of employment).

(ii) Continuation of Health Plan: During the severance period (one year from the date of separation) there will be continuation of medical coverage consistent with the medical coverage currently in place at the time of severance.

You fully agree that this Severance amount and the Continuation of Health Plan will be deemed as compensation for your adherence to the restrictions provided on Clauses 14 and 15 above (Non compete and Non solicitation).

(iii) Reasonable outplacement assistance, either by providing the services in-kind, or by reimbursing reasonable expenses actually incurred by you in connection with your Separation from Service. The outplacement services must be provided during the one-year period following your termination If

Quaker Chemical Corporation

One Quaker Park, 901 Hector Street, Conshohocken, PA 19428-0809 USA www.quakerchem.com

T 610.832.4000 F 610.832.8682

any expenses are to be reimbursed, you must request the reimbursement within eighteen months of your Separation from Service and reimbursement will be made within 30 days of your request.

Benefits:

You will be eligible for health, medical and welfare plans in accordance with the internal policies or practices of the EMPLOYER. Also in accordance with the internal policies or practices of the EMPLOYER you will be entitled to life insurance.

Transition Allowance:	At the amount of R$5,000 (five thousand reais) per month for 11 (eleven) months commencing on your start date (through December 2011).

ADENDO 1

Dia de início:	Seu primeiro dia de trabalho será 1º de Fevereiro de 2011.

Base salarial:

Seu salário será pago mensalmente, no valor bruto equivalente a R$ 45.000,00 (quarenta e cinco mil reais).

Como estabelecido na Cláusula 3.1, acima, toda sua remuneração será revista anualmente e qualquer modificação ou ajuste tanto do salário base quanto da remuneração de incentivo estará sujeita à aprovação que será realizada de forma discricionária pelo Comitê de Remuneração do Conselho de Administração da Quaker Chemical Corporation.

Incentivos:

De acordo com a sua posição, você tem direito de participar do “Plano de Incentivo Global Anual (GAIP)”. O valor do seu bônus anual será equivalente a até 50% da sua remuneração. A meta é 27.5% da sua remuneração. Você é elegível ao recebimento do primeiro bônus em Março de 2012, de acordo com o Plano de Performance referente ao ano de 2011.

LTIP: Você terá direito a participar do “Long Term Incentive Plan” no nível I referente ao período de 2011-2013, dependendo da aprovação do “Quaker Chemical Compensation” e do “Comitê de Desenvolvimento e Gerência” dos Diretores. (o valor para o período de 2010-2012 foi de aproximadamente R$ 175.000,00).

Toda remuneração de incentivo estará sujeita à modificação e aprovação pelo Comitê de Remuneração do Conselho de Administração da Quaker Chemical Corporation.

Outros itens:

A Quaker, a seu exclusivo critério, poderá rescindir seu contrato de trabalho a qualquer momento, por qualquer motivo,incluindo justa causa. Se houver a rescisão do contrato por iniciativa da Quaker, por qualquer razão que não seja justa causa, morte, invalidez ou aposentadoria, você terá direito a:

(i) Uma “Indenização” equivalente a 12 vezes o seu salário base a ser paga em 12 (doze) parcelas, 1 (uma) por mês, com início no primeiro período de pagamento (após a rescisão do contrato).

(ii) Continuação da cobertura médica: Pelo período de 1 (um) ano a partir do momento em que terminar a sua relação de emprego com a empresa haverá a manutenção da cobertura do plano de saúde, nos termos vigentes no momento da rescisão do seu contrato de trabalho.

Você concorda plenamente que a referida “Indenização” e a “Continuação da cobertura médica” representam uma contraprestação pela sua adesão às restrições previstas nas Cláusulas 14 e 15 (Não competição e Não Solicitação), acima.

(iii) Razoável assistência na recolocação profissional, quer através da prestação de serviços em espécie, ou através do reembolso de despesas razoáveis e efetivamente incorridas por você em conexão com sua separação de serviço. Os serviços de recolocação serão fornecidos durante o período de um ano após sua separação de serviço. Todas as despesas sujeitas a reembolso devem ser solicitadas no prazo de dezoito meses de sua separação de serviço e o reembolso será feito no prazo de 30 dias a contar da sua solicitação.

Benefícios:

Você terá direito a Plano de Saúde e Médico, de acordo com as Políticas internas e Práticas da EMPREGADORA. Também terá direito ao seguro de vida de acordo com as Políticas e Práticas vigentes na EMPREGADORA.

Pagamento referente ao período de transição:	R$ 5.000,00 (cinco mil reais, por mês), durante 11 meses. A data do primeiro pagamento se dará no seu primeiro dia de trabalho (até Dezembro de 2011).

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